As filed with the Securities and Exchange Commission on November 21, 2005

Registration No. 333- 126481

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Legacy Bancorp, Inc.

(Name of small business issuer in its charter)

Delaware	6036	20-3135053
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

99 North Street

Pittsfield, Massachusetts 01202

(413) 443-4421

(Address and telephone number of principal executive offices)

(Address of principal place of business or intended principal place of business)

J. Williar Dunlaevy

Chairman and Chief Executive Officer

Legacy Bancorp, Inc.

99 North Street

Pittsfield, Massachusetts 01202

(413) 443-4421

(Name, address and telephone number of agent for service)

Copies to:

John Bruno

Lord, Bissell & Brook LLP

1717 Pennsylvania Ave., Suite 500

Washington, D.C. 20006

(202) 521-4100

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

DEREGISTRATION OF COMMON STOCK

The Registrant hereby deregisters 1,546,290 shares of common stock, par value $0.01 per share (“Common Stock”), previously registered. The Registrant previously registered 11,854,890 shares of Common Stock of which 9,545,000 shares were sold in the Registrant’s recently completed offering of Common Stock and 763,600 shares were issued to the Legacy Banks Foundation in accordance with the Plan of Conversion.

SIGNATURE

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Post-Effective Amendment No. 1 on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Pittsfield, Commonwealth of Massachusetts, on November 21, 2005.

LEGACY BANCORP, INC.

By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer